SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K
                                CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 30, 2000


                            KIEWIT MATERIALS COMPANY
                      ----------------------------------
             (Exact name of registrant as specified in its charter)




     Delaware                      000-29619             47-0819021
  --------------                --------------        ---------------
    (State or other             (Commission File        (IRS Employer
      jurisdiction                   Number)          Identification No.)
   of incorporation)




      Kiewit Plaza, Omaha, Nebraska              68131
   -----------------------------------         --------
 (Address of principal executive offices)       Zip Code




      Registrant's telephone number, including area code: (402) 536-3661



                                        N/A
      --------------------------------------------------------------------
        (Former name or former address, if changed since last report.)












Item 5.   Other Events

          On September 30, 2000, Peter Kiewit Sons', Inc. ("Kiewit") completed the previously announced separation of its construction business and its materials business by distributing all of the shares of common stock of Kiewit Materials Company, a formerly wholly owned subsidiary of Kiewit ("Materials"), it then held to Kiewit stockholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes. The record date for the spin-off dividend was set as of the close of business on September 15, 2000.

          On September 18, 2000, Kiewit mailed to its stockholders as of the record date an information statement describing the spin-off and the Materials common stock to be distributed in the spin-off. On September 30, 2000, Kiewit distributed the 32,288,840 shares of Materials common stock it then held as a dividend on a pro rata basis to holders of Kiewit common stock in the spin-off. In the spin-off, Kiewit stockholders received one share of Materials common stock for each share of Kiewit common stock they held on the record date.

          Kiewit and Materials now operate as two separate, independent companies.



































                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     KIEWIT MATERIALS COMPANY
                                     By:    /s/ Mark E. Belmont
                                         ---------------------------
                                         Name:   Mark E. Belmont
                                         Title:  Vice President, General
                                                 Counsel and Secretary

Dated:  October 2, 2000